     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 4, 1998


                                            REGISTRATION STATEMENT NO. 333-42633
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION


                       POST-EFFECTIVE AMENDMENT NO. 1 TO


                                    FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             VIAGRAFIX CORPORATION
             (Exact name of registrant as specified in its charter)

           OKLAHOMA                          7372                         73-1354168
 (State or other jurisdiction    (Primary Standard Industrial          (I.R.S. Employer
               of                Classification Code Number)         Identification No.)
incorporation or organization)

                                ONE AMERICAN WAY
                             PRYOR, OKLAHOMA 74361
                                 (918) 825-6700
         (address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ---------------------

                               MICHAEL A. WEBSTER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                ONE AMERICAN WAY
                             PRYOR, OKLAHOMA 74361
                                 (918) 825-6700
           (name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                             ---------------------

        JOHN B. JOHNSON, JR., ESQ.                           BYRON F. EGAN, ESQ.
    JOHNSON, ALLEN, JONES & DORNBLASER                      JACKSON WALKER L.L.P.
            900 PETROLEUM CLUB                                 901 MAIN STREET
            601 SOUTH BOULDER                                     SUITE 6000
          TULSA, OKLAHOMA 74119                              DALLAS, TEXAS 75202
              (918) 584-6644                                    (214) 953-6000


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
                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


         The following table sets forth the costs and expenses, other than the underwriting discount, payable in connection with the sale of the Common Stock being registered hereby. The Company is paying $ 690,000 of such costs and expenses, and the Selling Shareholders are paying $ 110,000 thereof. All amounts shown are estimates except for the SEC registration fee and the NASD filing fee.




Item                                                                                                               Amount
SEC registration fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $  9,702.55
NASD filing fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3,536.00
Nasdaq National Market Listing Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67,000.00
Financial advisory fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  215,000.00
Blue Sky fees and expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25,000.00
Printing and engraving expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100,000.00
Legal fees and expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  113,000.00
Auditors' accounting fees and expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  160,000.00
Transfer Agent and Registrar fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1,000.00
Miscellaneous expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  105,761.45
                                                                                                                -----------
         Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $800,000.00
                                                                                                                ===========

                                   SIGNATURES



Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 4, 1998.


                                       VIAGRAFIX CORPORATION


                                       By: /s/ MICHAEL A. WEBSTER
                                          ------------------------------------
                                          Michael A. Webster
                                          Chairman of the Board, President
                                          and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



         Signature                                 Title                                      Date
         ---------                                 -----                                      ----
/s/ MICHAEL A. WEBSTER                     Chairman of the Board,                         March 4, 1998
----------------------------------         President and Chief Executive
Michael A. Webster                         Officer (Principal Executive
                                           Officer) and Director

/s/ ROBERT E. WEBSTER                      Executive Vice President                       March 4, 1998
----------------------------------         and Director
Robert E. Webster

/s/ ROBERT C. MOORE                        Treasurer and Chief Financial Officer          March 4, 1998
----------------------------------         (Principal Financial and
Robert C. Moore                            Accounting Officer)


                 [JOHNSON, ALLEN, JONES & DORNBLASER LETTERHEAD]

                                 March 4, 1998

Securities and Exchange Commission

Re:  ViaGrafix Corporation
     Post-Effective Amendment No. 1
     to Registration Statement No. 333-42633

Gentlemen:

     Submitted herewith for filing is Post-Effective Amendment No. 1 to the Form S-1 Registration Statement No. 333-42633 of ViaGrafix Corporation to conform the information shown under Item 13 - Other Expenses of Issuance and Distribution to that to be included in the final Prospectus filed with the Commission pursuant to Rule 424(b).

                                                  Very Truly Yours,


                                                  John B. Johnson, Jr.